Exhibit 99.1

Company Statement

GlobalSCAPE, Inc. is saddened to announce the death of Craig Robinson, Director, President and Chief Executive Officer of the Company, from complications following a routine medical procedure.  Mr. Robinson, 49, died at North Central Baptist Hospital in San Antonio, Texas on September 19, 2013.

“This is obviously a great loss not only for our company but for our community,” said Mr. Thomas Brown, Chairman of the Board. “Craig was recognized as a leader in our industry. Our thoughts are with Craig’s family at this difficult time. We extend our condolences and strongest support to Craig’s wife and the rest of his family.”